STAR MULTI CARE SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                      (as amended through October 31, 1996)

      1. PURPOSE OF THE PLAN. This employee stock purchase plan (the "Plan") is intended to provide an incentive to employees of Star Multi Care Services, Inc., a New York corpora tion (the "Company"), and its present and future Subsidiaries, and to encourage such employees to acquire a proprietary interest in the Company through the purchase of the Company's Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, and its provision shall be construed accordingly.

      2. DEFINITIONS. Whenever used herein, the following words and phrases shall have the meanings stated below, unless a different meaning is plainly required by the context:

            (a) "Board" means the Board of Directors of the Company.

            (b) "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Committee" means the Compensation Committee appointed by the Board composed of not less than two directors (or such greater number as may be required by law), each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

            (d) "Common Stock" means the shares of common stock of the Company, $.001 par value per share.

            (e) "Compensation" means the base compensation that would be paid by the Company and its Subsidiaries to the Participant during the Offering Period for services as an employee, computed without reduction for any withholding from such amount or for contributions to the Company's Section 401(k) plan. It does not include payments for overtime, shift premium, incentive compensation, bonuses and other special payments and any noncash compensation.

            (f) "Employee" means any person who is employed by the Company or a Subsidiary on the Grant Date, other than:

                  (i) an employee who has been employed for a period of less than one year,


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                  (ii) an employee  whose  customary  employment  is 20 hours or less per week,

                  (iii) an employee whose customary employment is for not more than five months in any calendar year,

                  (iv) an employee who is "highly compensated" within the meaning of Section 414(q) of the Code, or

                  (v) an employee who, immediately before the Grant Date, owns (or is deemed to own pursuant to Section 424(d) of the Code, as modified by Section 423(b)(3) of the Code) shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a Parent.

For this purpose, employment with a corporation all or substantially all of the assets or shares of stock of which have been acquired by the Company or a Subsidiary or which has been merged into or consolidated with the Company or a Subsidiary shall be considered employment by the Company or a Subsidiary.

            (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (h) "Exercise Date" means the last day of a calendar year on which the principal market for the Common Stock is open.

            (i) "Fair Market Value" of a share of Common Stock on any day shall mean (i) if the principal market for the Common Stock is a national securities exchange, the average between the high and low sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), and (x) if actual sales price information is available with respect to the Common Stock, the average between the high and the low sales prices per share of the Common Stock on such day on NASDAQ, or (y) if such information is not available, the average between the highest bid and lowest asked prices per share for the Common Stock on such day on NASDAQ, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board or by National Quotations Bureau, Incorporated or a comparable service; provided that if clauses (i), (ii) and
(iii) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Committee, in good faith, in a manner that is not inconsistent with Section 423 of the Code or the regulations thereunder.


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            (j) "Grant Date" means  January 19, 1996 for the 1996  calender year and thereafter, January 2 of each calender year commencing with January 2, 1997.

            (k) "Offering Period" means the period from the Grant Date through the Exercise Date with respect to an option under the Plan.

            (l) "Option Price" means the lesser of 85% of the Fair Market Value of one share of Common Stock on the Grant Date or 85% of the Fair Market Value of one share of Common Stock on the Exercise Date.

            (m) "Parent" means a parent corporation of the Company as defined in
Section 424(e) of the Code.

            (n) "Participant" with respect to an Offering Period means an Employee who has elected to participate in the Plan pursuant to Paragraph 5 with respect to such Offering Period, or with respect to a prior Offering Period if such Employee has not withdrawn from the Plan.

            (o) "Plan" means the Star Multi Care Services, Inc. Employee Stock Purchase Plan as set forth herein.

            (p) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

      3. STOCK SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock for which options may be granted under the Plan shall not exceed 353,9341. Such shares may, in the discretion of the Board, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 15, any shares subject to an option which for any reason expires, is canceled or is terminated unexercised shall again become available for grant under the Plan.

      4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan to the Committee. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a

--------

1 The number of shares of Common Stock that were originally authorized for issuance under the Plan was 300,000. This amount has been adjusted to reflect two 6% stock dividends and a 5% stock dividend that took place after the adoption of the plan.


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



quorum is present and any acts approved in writing by all members without a meeting shall be the acts of the Committee. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend, or rescind rules and regulations relating to it, and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. Reference in the Plan to determinations or actions by the Committee shall be deemed to include determinations and actions by the Board.

      All Employees shall have the same rights and privileges under the Plan, except that, subject to the limitations hereunder, the amount of Common Stock which may be purchased by any Participant under the Plan shall bear a uniform relationship to their Compensation. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

      No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option under the Plan.

      5. PARTICIPATION. An Employee may become a Participant by filing a prescribed election form with the Committee at least 20 days prior to the first Grant Date for which the election is to be effective. Participation in the Plan shall continue until the Employee withdraws pursuant to Paragraph 10 hereof.

      6. PAYROLL DEDUCTIONS. An amount equal to not less than 3% but not more than 6% of the Compensation to which a Participant would be entitled to receive on each pay day shall be deducted from his pay. Such amount shall be credited to an account for such Participant under the Plan. A Participant may not make any separate cash contributions into such account.

      The Company (and each Subsidiary) shall not be required to segregate such funds, which may be used for general corporate purposes. The Participant (and his beneficiaries) shall not have any right, title, interest or claim in or to or lien on such account or any specific asset, fund, reserve or property of the Company or any Subsidiary, but shall be a general, unsecured creditor of the Company or the Subsidiary.

      7. GRANT OF OPTIONS. On a Grant Date, each Participant is granted an option to purchase the number of full shares of Common Stock equal to such percentage as selected on the Participant's election form in an amount equal to not less than 3% but not more than 6% of the Participant's Compensation divided by the applicable Option Price. In no event may an option for a fraction of a share be granted under the Plan. Notwithstanding the foregoing, the maximum number of shares for which any option may be granted to an Employee on any Grant Date shall not exceed 2,000 shares. In the event the remaining shares available for grant



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


under the Plan are not sufficient to grant all the options otherwise required on a Grant Date, the number of shares subject to each option on such date shall be reduced proportionately.

      Moreover, no Participant shall be granted an option if, immediately after the grant, such Participant will own (or be deemed to own pursuant to Section 424(d) of the Code, as mod ified by Section 423(b)(3) of the Code) shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a Parent. If a Par ticipant would be subject to the limitation in the preceding sentence taking into account an option to which he would otherwise be entitled to on the Grant Date under the Plan, the number of shares subject to the option granted on the Grant Date in question shall be reduced by the minimum amount necessary to avoid such limitation.

      Notwithstanding any other provision of the Plan to the contrary, no Participant may be granted an option which permits him to purchase stock under the Plan or any other employee stock purchase plan of the Company, its Subsidiaries or a Parent to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for any one calendar year.

      8. EXERCISE OF OPTION. Unless a Participant gives written notice to the Committee (as provided below), his options hereunder shall be automatically exercised on the Exercise Date, by the purchase of the number of shares which the aggregate amount of payroll deductions credited to his account will purchase at that time at the Option Price, subject to the limitations described in Paragraph 7. In the event the Participant gives written notice to the Committee at least 20 days before the Exercise Date setting forth a smaller number of shares as to which the option shall be exercised, the option shall be exercised with respect to such lesser number of shares. In each case any excess balance in the Participant's account on the Exercise Date (after taking into account such exercise) shall be promptly refunded to the Participant, without interest.

      In no case may a fractional share be purchased or issued under the Plan. No portion of the payroll deductions accumulated during one Offering Period and no portion of any option granted with respect to one Offering Period may be carried over to or be used in another Offering Period.

      As soon as practicable after the Exercise Date, the Company shall deliver to each Participant certificates evidencing the number of shares, if any, purchased upon the exercise of his option. A person entitled to receive Common Stock upon the exercise of an option hereunder shall not have the rights of a stockholder with respect to such shares until the date of issuance of a stock certificate to him for such shares.

      9. COMPLIANCE WITH SECURITIES LAWS. The Committee may require, in its discretion, as a condition to the exercise of an option, that either (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the




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



shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act.

      In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of an option or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      10. WITHDRAWAL. A Participant may withdraw from the Plan by giving written notice thereof to the Committee, which notice shall be effective 20 days after receipt thereof. In such event, all of the Participant's payroll deductions credited to his account during the Offering Period for which the withdrawal is effective shall be promptly paid to the Participant, without interest, and no further payroll deductions under Paragraph 6 shall be made from such Participant's Compensation, unless a new authorization is filed in accordance with Paragraph 5. A Participant's withdrawal shall not affect his eligibility to participate in the Plan with respect to future Offering Periods or in a similar plan which may be adopted by the Company or its Subsidiaries.

      11. TERMINATION OF EMPLOYMENT. The termination of a Participant's employment with the Company and its Subsidiaries for any reason shall be deemed to be a notice of withdrawal given to the Committee on the date of such termination, which shall be effective on such date without regard to the 20 day notice period. Nothing in the Plan or in any option granted under the Plan shall confer on any individual the right to continue in the employ of the Company or any of its Subsidiaries, or interfere in any way with any right of the Company or its Subsidiaries to terminate the individual's employment at any time for any reason without liability to the Company or its Subsidiaries.

      12. DESIGNATION OF BENEFICIARY. A Participant may designate a beneficiary or beneficiaries entitled to receive the payments to be made to the Participant hereunder in the event he dies before such payment is made. The designation may be made, revoked or changed by the Participant at any time by completing, signing and delivering to the Committee a designation in the appropriate form. If a Participant does not designate a beneficiary to whom payment is to be made after his death, or if none of the designated beneficiaries survives the Participant, any required payments hereunder after the death of the Participant shall be made to the executor or administrator of his estate.

      13. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Not withstanding any provisions of the Plan, in the event of any change in the outstanding Common


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Stock by  reason  of a stock  dividend,  recapitalization,  merger  in which the
Company is the surviving corporation, reorganization, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares available under the Plan, the maximum number and kind of shares for which a Participant may be granted options in an Offering Period, the aggregate number and kind of shares subject to each outstanding option and the Option Price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

      14. NONTRANSFERABILITY. No option, account or rights under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, no option, account or other rights under the Plan may be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and any such options, accounts or rights shall not be subject to execution, attachment or similar process.

      15. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board on September 13, 1995 and was amended by the Board on December 15, 1995. No option may be granted under the Plan after September 12, 2005. The Board, without further approval of the Company's shareholders, may at any time suspend or terminate the Plan, in whole or in part, amend it from time to time in such respects as it may deem advisable, including, without limitation, to insure that the Plan qualifies as an "employee stock purchase plan" under Section 423 of the Code or to conform to any change in applicable law or to regulations and rulings thereunder; provided, however, that no amendment shall be effective without requisite prior or subsequent approval of the shareholders of the Company if such amendment would (a) except as contemplated in Paragraph 13, increase the maximum number of shares for which options may be granted under the Plan or which may be granted to a Participant in any Offering Period, (b) materially increase the benefits to Participants under the Plan, (c) change the eligibility requirements for participation in the Plan, or (d) effect any change inconsistent with Section 423 of the Code or regulations issued thereunder. No termination, suspension or amendment of the Plan shall, without consent of the holder of an existing option affected thereby, materially adversely affect his rights under such option. The power of the Committee to construe and administer the Plan with respect to any options granted prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension. Upon a termination of the Plan, the Company shall promptly pay to the Participants all of their payroll deductions which were credited to their account (but not used to purchase stock) under the Plan, without interest.

      16. WITHHOLDING TAXES. The Company may with the authorization of the Committee withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate Fair Market Value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the


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


Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made.

      Notwithstanding anything in the Plan or in any agreement to the contrary, the Company may not withhold shares of Common Stock to satisfy the tax withholding consequences of the exercise of an option by an optionee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (as it constitutes a deemed exercise of a stock appreciation right ("SAR") under Rule 16b-3 under the Exchange Act), unless (a) the Company has filed all periodic reports and statements required to be filed by it pursuant to Section 13(a) of the Exchange Act for at least one year prior to the date of such exercise, (b) the Company on a regular basis releases for publication quarterly and annual summary statements of sales and earnings in the manner contemplated in the rules promulgated under Section 16 of the Exchange Act, (c) except when the date of exercise of such SAR is automatic or fixed in advance under the Plan and is outside the control of the optionee, the election by such optionee to receive cash in full or partial settlement of the SAR, as well as the exercise of the SAR for cash, is made during the period beginning on the third business day following the date of release of the summary statements referred to in clause (b) and ending on the 12th business day following such date, and (d) the option has been held for at least six months from the date of grant to the date of cash settlement. Any optionee subject to the reporting requirements of
Section 16(a) of the Exchange Act may request the Committee to withhold shares only if the option is exercised within the applicable period prescribed above.

      17. NOTICE. Any notice, designation or other communication required or permitted under the Plan shall be in writing, signed by the party giving the notice and delivered in person or sent by certified or registered mail, return receipt requested, addressed (a) if to the Company, to 26 Court Street, Brooklyn, New York 11242, Attention: Compensation Committee, and (b) if to an employee, to the last address shown for him on the records of the Company or its Subsidiaries.

      18.   APPLICABLE   LAW.  Any   questions   pertaining   to  the  validity,
construction or administration of the Plan and the options granted hereunder shall be determined under the laws of the State of New York, without regard to conflict of law provisions, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

      19. SHAREHOLDER APPROVAL. The Plan was approved by the affirmative vote of a majority of all outstanding shares of the Company at the meeting of the Company's shareholders held on November 14, 1995 at which a quorum was present.


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